Exhibit (j) under Form N-1A
                                                 Exhibit 8 under Item 601/Reg SK

                            CONSENT OF INDEPENDENT AUDITORS



We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated May 15, 2000, in Post-Effective Amendment Number 46 to the Registration Statement (Form N-1A Number 2-60103) of Federated High Income Bond Fund dated May 31, 2000.

By: /s/ ERNST & YOUNG
    Ernst & Young
Boston, Massachusetts

May 25, 2000